Exhibit 10.3
$357,312 PROMISSORY NOTE

$357,312.33	July 1, 2006 Dayton, Ohio
FOR VALUE RECEIVED, including without limitation the exchange of certain Ownership Interests (as defined in the Exchange Agreement between Borrower and Lender of even date herewith) for this Note, Performance Home Buyers, LLC, an Ohio limited liability company (“Borrower”), promises to pay to the order of Kenneth O. Huntingdon (“Lender”), the principal sum of Three Hundred and Fifty-seven Thousand and Three hundred and twelve and 33/100 Dollars ($357,312.33) together with interest at the rate of Six Percent (6%) per annum.
Interest only on this Note shall be payable by Borrower to Lender until the July 1, 2007 (“Maturity Date”). On such Maturity Date, Borrower shall pay to Lender the full amount of interest and principal due under this Note. Commencing on the date hereof and continuing thereafter on the first day of each month through the Maturity Date, Borrower shall pay to Lender monthly interest in the amount of $1,786.56 ($357,312.33 * 6% / 12).
Borrower shall have the right at any time to prepay without penalty any portion or all of the principal and interest due under this Note. Payments shall be applied first to accrued interest and then to principal. Lender may, at its option, accelerate this Note and declare the remaining principal and interest on this Note immediately due and payable if any of the following conditions of default occur:
i.	Failure of the Borrower to make any payment required hereunder within ten (10) days after receipt of written notice of any failure to pay;

ii.	The filing of any Chapter proceeding under the Bankruptcy Code with respect to any of the Borrower, which in the case of an Involuntary proceeding is not removed within sixty (60) days; or

iii.	Appointment of a receiver, or any marshaling of any assets of the Borrower for the benefit of creditors; or

iv.	Sale of all or substantially all of the assets of the Borrower or cessation of Borrower’s business.
The rights granted to the Lender are not exclusive but are in addition to all other rights accruing to Lender in law or equity. Any failure of Lender to exercise these rights shall not operate as a waiver of such right or any other rights under this Note.
To secure Borrower’s prompt and timely payment of this Note, each of the undersigned guarantors (“Guarantors”), jointly and severally, individually and on behalf of himself and his heirs and assigns, guarantees the full performance and full payment of all obligations to Lender herein provided to be paid, kept, performed and observed by Borrower. It is agreed that Lender may pursue its remedies under this guaranty with or without having taken any prior action against Borrower under this Note. This guaranty is absolute and unconditional and shall be a continuing one without in any way being affected by the bankruptcy or insolvency of Borrower, reimbursement, indemnity, and other claim (including any claim, as that term is defined in the federal Bankruptcy Code, and any amendments thereto) which the undersigned Guarantors may now have or later acquire against Borrower arising from the existence or performance of such Guarantor’s obligations under this Guaranty. Lender shall provide each Guarantor notice of any default of Borrower, or any acceleration in the same manner and at the same time such notice is sent to Borrower. Borrower shall notify each Guarantor of any default by Borrower and shall also forward to each Guarantor any notice delivered by Lender to Borrower and/or any Guarantor.

     Any notice required or permitted hereunder shall be made in writing and delivered personally or sent by certified mail, postage prepaid with return receipt requested, addressed to Lender at 404 Springwood, Hot Springs, Arkansas 71913; and to Borrower or Guarantor(s) at 4130 Linden Avenue, Suite 303, Dayton, Ohio 45423; or to such other address of which the parties may have given written notice of to the other parties. Borrower shall forward to each Guarantor any notice delivered by Lender to Borrower and/or any Guarantor.

BORROWER:
PERFORMANCE HOME BUYERS LLC
an Ohio limited liability company

By:	/s/ Peter E. Julian

Print Name: Peter E. Julian
Title: Chief Executive Officer
GUARANTORS:

/s/ Peter E. Julian	/s/ Wayne Hawkins

Peter Julian	Wayne Hawkins

/s/ Randall Porter	/s/ Mark Fitzgerald

Randall Porter	Mark Fitzgerald